Filed pursuant to Rule 424(b)(5)

Registration No. 333-273066

Prospectus Supplement

(To Prospectus dated September 29, 2023)

TOP Financial Group Limited

2,000,000 ordinary shares

Warrants to purchase up to 2,000,000 ordinary shares

Up to 2,000,000 ordinary shares issuable upon exercise of Warrants

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of 2,000,000 ordinary shares, par value $0.001 per share, and warrants to purchase up to an aggregate of 2,000,000 ordinary shares (the “Registered Warrants”, and the ordinary shares that are issuable from time to time upon exercise of the Registered Warrants, the “Registered Warrant Shares”), of TOP Financial Group Limited (the “Company”, “we”, “us” or “our”). The Registered Warrants will be exercisable immediately and will expire three months from the date of issuance.

We will sell to the investor such of our ordinary shares at the offering price of $2.50 per share and accompanying Registered Warrant. We will pay all of the expenses incident to the registration, offering and sale of the ordinary shares and the Registered Warrants under this prospectus supplement and the accompanying base prospectus.

The sales of our ordinary shares, the Registered Warrants, and the Registered Warrants Shares will be made in accordance with that certain Securities Purchase Agreement, dated as of February 11, 2024, by and between us and the investor named therein (the “Securities Purchase Agreement”).

We have retained Univest Securities LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-13  of this prospectus supplement for more information regarding these arrangements.

	Per ordinary share and Registered Warrant	Total
Offering price	$2.50	$5,000,000
Placement Agent fees and commissions(1)	$0.175	$350,000
Proceeds to us, before expenses	$2.325	$4,650,000

(1)	We will pay the Placement Agent a cash fee of 7% on the gross proceeds raised from the sale of our ordinary shares and the accompanying Registered Warrants pursuant to this offering. See “Plan of Distribution” in this prospectus supplement for more information regarding the compensation payable to and our other arrangements with the Placement Agent.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “TOP”. On February 9, 2024, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $5.39. During the year immediately prior to the date of this prospectus supplement, the high and low closing prices were US$108.21 and US$3.55 per ordinary share, respectively. We have recently experienced price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus supplement and the base prospectus and as set forth in our most recent annual report on Form 20-F.

There is no established public trading market for the Registered Warrants and we do not plan to list the Registered Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Investing in our securities involves a high degree of risk. You should carefully read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before accepting any ordinary shares. The securities offered by this prospectus supplement involve a high degree of risk including but not limited to the volatility of our stock price. For a description of the risks of investing in our securities, see the section entitled “Risk Factors” beginning on page S-8,  matters described under the caption “Risk Factors” beginning on page 6 of the accompanying base prospectus, as well as matters described under the caption “Risk Factors” as set forth in our most recent annual report on Form 20-F.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 11, 2024

TOP Financial Group Limited

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

On June 30, 2023, we filed with the SEC a registration statement on Form F-3 (File No. 333-273066), utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective by the SEC on September 29, 2023. Under this “shelf” registration process, we may, from time to time, in one or more offerings, offer and sell up to US$300,000,000 of any combination, together or separately, of our ordinary shares, ordinary shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying base prospectus.

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of our ordinary shares and the accompanying Registered Warrants and other matters relating to us; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the headings “Where You Can Get More Information” and “Incorporation by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the SEC incorporated by reference in this prospectus.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website mentioned below under the heading “Where You Can Get More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, our ordinary shares and accompanying Registered Warrants pursuant to this prospectus supplement and the accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit an offering of our ordinary shares or any of the Registered Warrants or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Asian investors” refers to the Asian population around the globe.

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this annual report only, Taiwan;

●	“Controlling Shareholder” refers to Zhong Yang Holdings (BVI) Limited;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

●	“HKSFO” refers to the Securities and Futures Ordinance (Cap. 571) of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Operating Subsidiaries” refers to WIN100 TECH, WIN100 WEALTH, ZYCL and ZYSL;

●	“Predecessor Parent Company” or “ZYHL” refers to Zhong Yang Holdings Limited, a company with limited liability under the laws of Hong Kong.

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

●	“TFGL”, “TOP”, the “Company”, “we,” “us,” “or “our” refers to TOP Financial Group Limited, a Cayman Islands exempted company, and, in the context of describing its operation and business, its subsidiaries;

●	“TOP 500” refers to TOP 500 SEC PTY LTD, a company formed under the laws of Australia;

●	“TOP ASSET MANAGEMENT” refers to TOP ASSET MANAGEMENT PTE.LTD., a company formed under the laws of Singapore;

●	“TOP FINANCIAL” refers to TOP FINANCIAL PTE.LTD., a company formed under the laws of Singapore;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“WIN100 TECH” refers to WIN100 TECH Limited, a company incorporated under the laws of British Virgin Islands.

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●	“WIN100 WEALTH” refers to WIN100 WEALTH LIMITED, a company incorporated under the laws of the British Virgin Islands;

●	“Winrich” refers to Winrich Finance Limited, a company incorporated under the laws of the Hong Kong;

●	“ZYAL BVI” refers to ZYAL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYCL” refers to Zhong Yang Capital Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYCL BVI” refers to ZYCL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYFL (BVI)” refers to ZYFL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYIL (BVI)” refers to ZYIL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYNL (BVI)” refers to ZYNL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYPL (BVI)” refers to ZYPL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYSL” refers to Zhong Yang Securities Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYSL (BVI)” refers to ZYSL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYTL (BVI)” refers to ZYTL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYXL (BVI)” refers to ZYXL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying base prospectus and our SEC filings, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section entitled “Risk Factors” beginning on page S-8  of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 6 of the accompanying base prospectus. and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

Holding Company Structure

TFGL is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Hong Kong through our subsidiaries in Hong Kong. Investors in our ordinary shares are purchasing equity securities of TFGL, the Cayman Islands holding company, instead of shares of our Operating Subsidiaries in Hong Kong. Investors in our ordinary shares should be aware that they may never directly hold equity interests in our Operating Subsidiaries.

As a result of our corporate structure, TFGL’s ability to pay dividends may depend upon dividends paid by our Operating Subsidiaries. If our existing Operating Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our Subsidiaries and Business Functions

ZYSL (BVI) was formed as the investment holding company of ZYSL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYCL (BVI) was formed as the investment holding company of ZYCL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYAL (BVI) was formed under the laws of the British Virgin Islands on January 7, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYTL (BVI) was formed under the laws of the British Virgin Islands on January 12, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYNL (BVI) was formed under the laws of the British Virgin Islands on January 20, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYPL (BVI) and ZYXL (BVI) were formed under the laws of the British Virgin Islands on July 14, 2022. Each of ZYXL (BVI) and ZYPL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYFL (BVI) and ZYIL (BVI) were formed under the laws of the British Virgin Islands on November 11, 2022. Each of ZYFL (BVI) and ZYIL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYSL was formed in accordance with laws and regulations of Hong Kong on April 22, 2015 with a registered capital of HKD 18,000,000 (approximately US$2.3 million). ZYSL is a limited liability corporation licensed with HKSFC to carry out regulated activities including Type 1 Dealing in Securities and Type 2 Dealing in Futures Contracts. It is a direct subsidiary of ZYSL (BVI) and an indirect subsidiary of TFGL.

ZYCL was established in accordance with laws and regulations of Hong Kong on September 29, 2016 with a registered capital of HKD 5,000,000 (approximately US$0.6 million). ZYCL is a limited liability corporation licensed with the HKSFC to carry out regulated activities Type 4 Advising on Securities, Type 5 Advising on Futures Contracts and Type 9 Asset Management. It is a direct subsidiary of ZYCL (BVI) and an indirect subsidiary of TFGL.

WIN100 TECH was formed under the laws of the British Virgin Islands on May 14, 2021. WIN100 TECH is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. It is a direct subsidiary of ZYTL (BVI) and an indirect subsidiary of TFGL.

WIN100 WEALTH was formed under the laws of the British Virgin Islands on July 21, 2021. WIN100 WEALTH borrowed $6 million from TGFL in the form of intra-company loans and invest such amount in financial products. It is a direct subsidiary of ZYIL (BVI) and an indirect subsidiary of TFGL.

Winrich was formed under the laws of Hong Kong on February 24, 2023. It does not engage in any material operation. We plan to apply the Money Lenders License in Hong Kong through Winrich. It is a direct subsidiary of ZYFL (BVI) and an indirect subsidiary of TFGL.

TOP 500 was formed under the laws of Australia on October 22, 2008. TOP 500 owns an Australian Financial Services License (AFSL: 328866). It does not have any material operation as of the date of this prospectus supplement. We plan to provide financial services in Australia that includes arranging or providing financial advice on financial products such as derivatives, foreign exchange contracts, stock and bond issuance etc. through TOP 500. It is a direct subsidiary of ZYAL (BVI) and an indirect subsidiary of TFGL.

TOP ASSET MANAGEMENT was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. We plan to register with the Monetary Authority of Singapore as a Registered Fund Management Company to carry out Fund Management services. It is a direct subsidiary of ZYXL (BVI) and an indirect subsidiary of TFGL.

TOP FINANCIAL was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. We plan to acquire the CMS license from the Monetary Authority of Singapore to carry out regulated activities in Dealing in Capital Market. It is a direct subsidiary of ZYPL (BVI) and an indirect subsidiary of TFGL.

Name Change

Effective July 13, 2022, the Company changed its name from “Zhong Yang Financial Group Limited” to “TOP Financial Group Limited”.

Business Overview

Our Operating Subsidiaries operate an online brokerage firm in Hong Kong specializing in the trading of local and overseas equities, futures, and options products. Our clients primarily reside in Asia and we are currently focusing on expanding our customer base to Southeast Asian investors. Our trading platforms, which our Operating Subsidiaries license from third parties, enable investors to trade approximately more than 100 futures products on multiple exchanges around the world including the member exchanges of Chicago Mercantile Exchange (CME), Hong Kong Futures Exchange (HKFE), The New York Mercantile Exchange (NYMEX), The Chicago Board of Trade (CBOT), The Commodity Exchange (COMEX), Eurex Exchange (EUREX), ICE Clear Europe Limited (ICEU), Singapore Exchange (SGX), Australia Securities Exchange (ASX), Bursa Malaysia Derivatives Berhad (BMD), and Osaka Exchange (OSE). Our continuous efforts focusing on offering value-added services and access to exchanges around the globe, compounded with user friendly experience, have enabled us to become one of the fast-growing online trading platforms for our clients. Our trading volume of futures contracts was 9.61 million trades in fiscal year 2021, 2.64 million trades in fiscal year 2022, 2.97 million trades in fiscal year 2023 and 0.69 million in the six months ended September 30, 2023. Our total registered customer number increased from 247 as of March 31, 2021 to 292 as of March 31, 2022 and further increased to 296 as of March 31, 2023 and 325 as of September 30, 2023. In fiscal year 2021, we had 49 revenue-generating accounts in total, including 33 accounts for futures trading and 16 accounts for securities trading. In fiscal year 2022, we had 74 revenue-generating accounts in total, including 16 accounts for futures trading, 15 accounts for securities trading, 34 accounts for structured notes subscriber services and 9 accounts for trading solution service. In fiscal year 2023, we had 34 revenue-generating accounts in total, including 12 accounts for futures trading, 12 accounts for securities trading, no account for structured notes subscriber services and 10 accounts for trading solution service. In the six months ended September 30, 2023, we had 46 revenue-generating accounts in total, including 8 accounts for futures trading and 29 accounts for securities trading, nil accounts for structured notes subscriber services and 9 accounts for trading solution services.

Our Operating Subsidiaries conduct the futures and stock brokerage business through two trading platforms, Esunny for futures trading and 2Go for stock trading, both of which were licensed from third parties and can be easily accessed through our application, or APP, software, and websites. The two platforms are designed to empower our clients to enjoy a seamless, efficient, and secure trading platform. We offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, account management, and customer support. Given the importance of trading systems in our services, we strive to continuously enhance our IT infrastructure.

During the six months ended September 30, 2023 and the years ended March 31, 2023, 2022 and 2021, our Operating Subsidiaries provided futures brokerage services and other services (including stock brokerage, options brokerage, consulting services, currency exchange services, structured note subscriber services, margin financing services). We generate revenues primarily from brokerage fees we charge clients for executing and/or arranging the trades and transactions for them. Our revenues for the six months ended September 30, 2023 and the years ended March 31, 2023, 2022 and 2021 were US$7.1 million, US$9.7 million, US$7.8 million and US$16.9 million, respectively. The commissions on futures brokerage accounted for 32.6%, 44.6%, 54.9% and 95.1% of the total revenues for the six months ended September 30, 2023 and the years ended March 31, 2023, 2022 and 2021, respectively. Starting from the fiscal year 2022, our Operating Subsidiaries commenced trading solution services. Revenues from the trading solution services accounted for 23.7%, 45.3% and 42.3% of the total revenues for the six months ended September 30, 2023 and the fiscal year ended March 31, 2023 and 2022. Revenues from the structure note subscription fees accounted for 0%, 0%, 9.4% and 0.5% of the total revenues for the six months ended September and the fiscal years ended March 31, 2023, 2022 and 2021, respectively. Our Operating Subsidiaries also provide other financial services including stock brokerage, options brokerage, consulting services, currency exchange services, and margin financing services to our clients. Revenues generated from stock brokerage, consulting services, and currency exchange services accounted for 3.4%, 3.0%, 3.6% and 1.6% of total revenues, during the six months ended September and the fiscal years ended March 31, 2023, 2022 and 2021, respectively. We did not generate revenue from options trading services or margin financing services for the six months ended September and the fiscal years 2023, 2022 and 2021. Our top five customers accounted for 35%, 43%, 77% and 92% of our total revenues for the six months ended September and the years ended March 31, 2023, 2022 and 2021.

Our Operating Subsidiaries have achieved substantial growth since the launch of our operation of online brokerage services, as illustrated by the chart below which sets forth the number of future contracts we have executed from January 1, 2020 to September 30, 2023, organized by calendar quarter.

The number of futures contracts executed in each period depends on factors including, but not limited to, economic and political conditions, market conditions, pricing of futures contracts, and the clients’ risk appetite. By the end of 2019 to the first half of 2020, the Southeast Asian financial market faced a number of uncertainties such as the COVID-19 pandemic. Trading activities dropped which impacted our fiscal quarters ended December 31, 2019 and March 31, 2020. The trading activities recover and remain moderately stable from the fiscal quarter ended on June 30, 2020 to the fiscal quarter ended March 31, 2021. However, the travel restrictions in Hong Kong from time to time and the economic and financial impact brought about by the COVID-19 pandemic had caused a decrease in our customers’ disposable income and in their willingness to trade and make investments, and therefore had negatively affected our results of operation since the fiscal quarter ended June 30, 2021. Given the uncertainties surrounding the duration and the impact of the COVID-19 pandemic, we continue to closely monitor the impact and navigate the significant challenges created by the COVID-19 pandemic.

We intend to leverage our competitive strengths to sustain and grow our business, namely, to provide our clients with fast and reliable access to the financial market through our personalized client services and efficient organizational structure. In particular, we plan to expand our services offering and continue integrating value-added services, including CFD products and services and asset management services.

Recent Developments

On December 20, 2023, we held the annual shareholders meeting. As approved by the shareholders, the authorized share capital was increased from US$l50,000.00 divided into 150,000,000 shares of a nominal or par value of US$0.001 each to US$l,000,000.00 divided into 1,000,000,000 shares of a nominal or par value of US$0.001 each, and the Board of Directors was authorized to, at its discretion without further approval of the shareholders, to adopt a dual-class share capital structure to (i) re-classify all Ordinary Shares issued and outstanding into class A ordinary shares with a par value of US$0.001 each with one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association (the “Class A Ordinary Shares”) on a one for one basis; (ii) re-designate 10,000,000 authorized but unissued Ordinary Shares into 10,000,000 class B ordinary shares with a par value of US$0.001 each with fifty (50) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association (the “Class B Ordinary Shares”) on a one for one basis; and (iii) re-designate the remaining authorized but unissued Ordinary Shares into Class A Ordinary Shares on a one for one basis. As of the date of this prospectus supplement, our Board of Directors has not adopted a dual-class share capital structure.

Corporate Information

Our principal executive offices are located at Flat 1101, 118 Connaught Road West, Hong Kong. Our telephone number at this address is +852 3107 0731. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www. ZYFGL.com. The information contained on our website is not a part of this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Number of ordinary shares offered by us:	2,000,000 ordinary shares.

Offering Price:	$2.50 per ordinary share and accompanying Registered Warrant.

Registered Warrants offered by us	Registered Warrants to purchase up to 2,000,000 ordinary shares. The Registered Warrants will have an exercise price of $2.75 per share, and will become exercisable commencing on the date of issuance and will expire three months from the date of issuance. The Registered Warrants will only be exercisable for a whole number of ordinary shares. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the Registered Warrants.

Number of ordinary shares outstanding prior to the offering:	35,015,807 ordinary shares.

Ordinary shares outstanding after the offering:	37,015,807 ordinary shares (assuming no exercise of the Registered Warrants)

Gross Proceeds:	$5,000,000

Use of Proceeds:	We intend to use of the net proceeds for working capital and general corporate purpose. See “Use of Proceeds” on page S-11 of this prospectus supplement for additional information.

Placement Agent:	Univest Securities LLC

Market for our ordinary shares:	Our ordinary shares are currently listed on Nasdaq under the symbol “TOP”.

Risk Factors:	See the “Risk Factors” sections beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying base prospectus, and in the other documents incorporated by reference into this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the offering price is higher than the book value per ordinary share, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the offering price of $2.5per ordinary share, if you purchase the ordinary shares offered in this offering, you will suffer immediate and substantial dilution per share in the net tangible book value of the ordinary shares.

Holders of Registered Warrants purchased in this offering will have no rights as shareholder until such holders exercise such warrants and acquire our ordinary shares.

Until holders of the Registered Warrants acquire shares of our ordinary shares upon exercise thereof, holders of such Registered Warrants will have no rights with respect to the ordinary shares underlying such warrants. Upon exercise of the Registered Warrants, such holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Registered Warrants being offered in this offering.

There is no established public trading market for the Registered Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Registered Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Registered Warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of institutional and individual shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, we may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2023:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance of 2,994 ordinary shares in October 2023 and 3,984 ordinary shares in January 2024 to the Company’s independent directors; and

●	on an as further adjusted basis to give effect to the issuance and sale of the 2,000,000 ordinary shares and accompanying Registered Warrants in this offering (assuming no exercise of the Registered Warrants) at a offering price of $2.50 per share and accompanying Registered Warrants, before deducting estimated offering fees and expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F, filed with the SEC on June 30, 2023 and our Report on Form 6-K, filed with the SEC on January 31, 2024, which is incorporated by reference herein.

	As of September 30, 2023
	Actual (unaudited)	As Adjusted (unaudited)	As Further Adjusted (unaudited)
	US$	US$	US$
Cash and cash equivalents	$24,522,035	$24,522,035	$29,522,035

Shareholders’ Equity
Ordinary shares (150,000,000 shares authorized with par value of $0.001, 35,008,829 shares issued and outstanding; 35,015,807 shares issued and outstanding, as adjusted; 37,015,807 shares issued and outstanding, as further adjusted)	$35,010	$35,017	37,017
Additional paid-in capital	25,184,309	25,214,306	30,212,306
Retained earnings	13,629,407	13,599,403	13,599,403
Accumulated other comprehensive income	140,016	140,016	140,016
Total shareholders’ equity	$38,988,742	$38,988,742	$43,988,742

Total capitalization	$38,988,742	$38,988,742	$43,988,742

The total number of ordinary shares reflected in the discussion and tables above is based on 35,015,807 ordinary shares outstanding as of the date of this prospectus supplement, but excludes the exercise of any Registered Warrants issued in connection with this offering.

DILUTION

If you invest in our ordinary shares, your interest in our ordinary shares will be diluted to the extent of the difference between the offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering. Dilution results from the fact that the per ordinary share offered hereby is substantially in excess of the book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book value attributable to shareholders as of September 30, 2023 was $38,924,892, or approximately $1.11 per share.

Our pro forma net tangible book value of our ordinary shares as of September 30, 2023 gives effect to the issuance of 2,994 ordinary shares in October 2023 and 3,984 ordinary shares in January 2024 to the Company’s independent directors, and sale of our Class A ordinary shares at the offering price of $2.5 per share and accompanying Registered Warrants, prior to deducting the Placement Agent’s fees and estimated offering expenses. We will have 37,015,807 ordinary shares outstanding upon completion of this offering, assuming no exercise of the Registered Warrants. Our pro forma net tangible book value as of September 30, 2023, which gives effect to the receipt of the net proceeds from this offering and the issuance of additional ordinary shares in the offering, but assumes no exercise of the Registered Warrants, and does not take into consideration any other changes in our net tangible book value after September 30, 2023, will be approximately $43,924,892, or $1.19 per share. This would result in dilution to investor in this offering of approximately $1.31 per share, or approximately 52%. Net tangible book value per share would increase to the benefit of present shareholders by $0.08 per share attributable to the purchase of the ordinary shares by investor in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing ordinary shares in this offering based on the foregoing offering assumptions.

Offering
Offering price per share and accompanying Registered Warrants	$2.50
Net tangible book value per share before this offering	$1.11
Increase per share attributable to payments by new investor	$0.08
Pro forma net tangible book value per share after this offering	$1.19
Dilution per share to new investor	$1.31

The following table summarizes as of September 30, 2023, on a pro forma basis, as described above, the number of ordinary shares, the total consideration and the average price per share (1) paid to us by our existing shareholders, including issuance of 2,994 ordinary shares in October 2023 and 3,984 ordinary shares in January 2024 to the Company’s independent directors, and (2) issued to persons in this offering at an offering price of $2.50 per share and accompany Registered Warrants, before deducting estimated offering expenses payable by us (assuming no exercise of the Registered Warrants):

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	35,015,807	94.6%	$25,458,959	83.6%	$0.73
New investor	2,000,000	5.4%	$5,000,000	16.4%	$2.50
Total	37,015,807	100.0%	$30,458,959	100.0%	$0.82

The total number of ordinary shares reflected in the discussion and tables above is based on 35,015,807 ordinary shares outstanding as of the date of this prospectus supplement.

To the extent that we issue additional ordinary shares in the future, there will be further dilution to the persons being issued ordinary shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.4 million after deducting the Placement Agent’s fees and the estimated offering expenses payable by us (assuming no exercise of the Registered Warrants).

We intend to use all of the net proceeds for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering 2,000,000 ordinary shares and accompanying Registered Warrants. As of the date of this prospectus supplement, we are authorized to issue 1,000,000,000 ordinary shares of $0.001 par value per share and there are 35,015,807 ordinary shares issued and outstanding.

Registered Warrants

The following summary of certain terms and provisions of the Registered Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Registered Warrants, the form of which will be filed as an exhibit to our Current Report on Form 6-K on or around February 13 2024 and is incorporated herein by reference. Prospective investors should carefully review the terms and provisions of the form of Registered Warrant for a complete description of the terms and conditions of the Registered Warrants.

Exercise Price

Each Registered Warrant offered hereby will have an initial exercise price equal to $2.75 per share. The Registered Warrants will be exercisable immediately upon issuance and will expire three months from the date of issuance. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price and a reduction in the exercise price, in the event of a subsequent offering at a price less than the then current exercise price, to the same price as the price in such offering. The Registered Warrants will be issued together with our ordinary shares in this offering and may be transferred separately immediately thereafter.

Duration and Exercisability

The Registered Warrants will be exercisable immediately and will expire three months from the date of issuance. The Registered Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our ordinary shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Registered Warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s Registered Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Registered Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Registered Warrants will be entitled to receive upon exercise of the Registered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Registered Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board (but not in a fundamental transaction which is not approved by our Board), the holders of the Registered Warrants have the right to require us or a successor entity to redeem the Registered Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Registered Warrant on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a Registered Warrant may be transferred at the option of the holder upon surrender of the Registered Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Registered Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Registered Warrants or by virtue of such holder’s ownership of shares of our ordinary shares, the holders of the Registered Warrants do not have the rights or privileges of holders of our co ordinary shares, including any voting rights, until they exercise their Registered Warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

For more information regarding the ordinary shares offered hereby, please see “Description of Securities” filed as exhibit 4.1 to the base prospectus and incorporated by reference to Exhibit 2.1 to our annual report on Form 20-F filed with the SEC on June 30, 2023. You should also refer to our Amended and Restated Memorandum and Articles of Association which were filed as an exhibit to the registration statement of which this prospectus supplement is part and to our most recent annual report on form 20-F, and our Second Amended and Restated Memorandum and Articles of Association to be filed as an exhibit to our future filings of Report on Form 6-K.

PLAN OF DISTRIBUTION

Pursuant to a Placement Agency Agreement, dated February 11, 2024, we have engaged Univest Securities, LLC (the “placement agent”) to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investor. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investor the ordinary shares electronically and will mail such investor a physical warrant certificate for the Registered Warrants, upon closing and receipt of investor funds for the purchase of the ordinary shares and the accompanying Registered Warrants offered pursuant to this prospectus supplement. We expect delivery of 2,000,000 ordinary shares and 2,000,000 Registered Warrants being offered pursuant to this prospectus supplement against payment in U.S. dollars will be made on or about February 14, 2024, provided that the closing of the offering for all of the ordinary shares and accompanying Registered Warrants have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus supplement.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering. We have also agreed to pay or reimburse the placement agent up to $150,000 for its actual and accountable out-of-pocket expenses related to the offering of our ordinary shares and the Registered Warrants, including any fees and disbursements of the placement agent’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately $0.6 million, which amount includes the placement agent’s cash fee and accountable expenses described above and other estimated expenses of approximately US$0.1 million  which include legal, accounting, printing costs and various fees associated with the registration of the Securities.

Listing

Our Ordinary Shares have been listed on the Nasdaq Capital Market since June 1, 2022. Our Ordinary Shares trade under the symbol “TOP.” There is no established public trading market for the Registered Warrants and we do not plan to list the Registered Warrants on the Nasdaq Capital Market or any other securities exchange or trading market. Without an active trading market, the liquidity of the Registered Warrants will be limited.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the Ordinary Share and related warrants by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent acted as the representative of the underwriters in the Company’s initial public offering completed in June 2022. The Placement Agent received discount in the amount of 7% for all investors introduced by the Placement Agent and 3.5% for all investors sourced by the Company. The Placement Agent also received accountable expenses in the amount of $250,000 and warrants to purchase 300,000 shares with an exercise price of $6.00 per share (which is equal to one hundred and twenty percent (120%) of the price of the ordinary shares sold in the initial public offering). Such warrants were terminated and cancelled in February 2023 and the Company paid the Placement Agent a termination fee in the amount of $300,000.

From time to time, the Placement Agent may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Standstill

From the date hereof until seven (7) trading days (on which days the Nasdaq Capital Market is open for trading) after the closing date, we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or any securities which would entitle the holder thereof to acquire at any time ordinary shares, subject to certain exemptions. From the date hereof until seven (7) trading days after the closing date, we will not be effecting or entering into an agreement to effect any issuance of any ordinary shares or any securities which would entitle the holder thereof to acquire at any time ordinary shares (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Placement Agent Agreement.

Right Of First Refusal

Subject to the consummation of this offering, beginning on the closing date of such offering until the seven (7) trading days anniversary following the closing date, we have agreed to grant the Placement Agent a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the securities in the placement or the termination date of the engagement between us and the Placement Agent. Such right of first refusal grants us a right of termination for cause, which includes that we may terminate the engagement upon the Placement Agent material failure to provide the services required by the Placement Agent Agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit an offering of the Securities or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Harney Westwood & Riegels is acting as our Cayman Islands counsel.

EXPERTS

The consolidated financial statements for the years ended March 31, 2023 and 2022, incorporated by reference in this prospectus supplement have been so included in reliance on the report of YCM CPA Inc., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of YCM CPA Inc. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

The consolidated financial statements for the year ended March 31, 2021, incorporated by reference in this prospectus supplement have been so included in reliance on the report of Friedman LLP an independent registered public accounting firm, given on their authority as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2023, filed with the SEC on June 30, 2023;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on June 30, 2023, October 16, 2023, November 30, 2023, December 4, 2023, December 21, 2023 and January 31, 2024;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on May 25, 2022, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

TOP Financial Group Limited

118 Connaught Road West

Room 1101

+852-3107-0731

ir@zyzq.com.hk

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN GET MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

TOP Financial Group Limited

$300,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “TOP”. On September 20, 2023, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $5.41. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$108.21 and US$3.55 per ordinary share, respectively. We have recently experienced price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding ordinary shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $87,400,000, which was calculated based on 5,000,000 ordinary shares held by non-affiliates and the per share price of $17.48, which was the closing price of our ordinary shares on Nasdaq on May 4, 2023.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $300,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Asian investors” refers to the Asian population around the globe.

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this annual report only, Taiwan;

●	“Controlling Shareholder” refers to Zhong Yang Holdings (BVI) Limited;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

●	“HKSFO” refers to the Securities and Futures Ordinance (Cap. 571) of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Operating Subsidiaries” refers to WIN100 TECH, WIN100 WEALTH, ZYCL and ZYSL;

●	“Predecessor Parent Company” or “ZYHL” refers to Zhong Yang Holdings Limited, a company with limited liability under the laws of Hong Kong.

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

●	“TFGL”, “TOP”, the “Company”, “we,” “us,” “or “our” refers to TOP Financial Group Limited, a Cayman Islands exempted company, and, in the context of describing its operation and business, its subsidiaries;

●	“TOP 500” refers to TOP 500 SEC PTY LTD, a company formed under the laws of Australia;

●	“TOP ASSET MANAGEMENT” refers to TOP ASSET MANAGEMENT PTE.LTD., a company formed under the laws of Singapore;

●	“TOP FINANCIAL” refers to TOP FINANCIAL PTE.LTD., a company formed under the laws of Singapore;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“WIN100 TECH” refers to WIN100 TECH Limited, a company incorporated under the laws of British Virgin Islands.

●	“WIN100 WEALTH” refers to WIN100 WEALTH LIMITED, a company incorporated under the laws of the British Virgin Islands;

●	“Winrich” refers to Winrich Finance Limited, a company incorporated under the laws of the Hong Kong;

●	“ZYAL BVI” refers to ZYAL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYCL” refers to Zhong Yang Capital Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYCL BVI” refers to ZYCL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYFL (BVI)” refers to ZYFL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYIL (BVI)” refers to ZYIL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYNL (BVI)” refers to ZYNL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYPL (BVI)” refers to ZYPL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYSL” refers to Zhong Yang Securities Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYSL (BVI)” refers to ZYSL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYTL (BVI)” refers to ZYTL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYXL (BVI)” refers to ZYXL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

v

PROSPECTUS SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

Holding Company Structure

TFGL is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Hong Kong through our subsidiaries in Hong Kong. Investors in our ordinary shares are purchasing equity securities of TFGL, the Cayman Islands holding company, instead of shares of our Operating Subsidiaries in Hong Kong. Investors in our ordinary shares should be aware that they may never directly hold equity interests in our Operating Subsidiaries.

As a result of our corporate structure, TFGL’s ability to pay dividends may depend upon dividends paid by our Operating Subsidiaries. If our existing Operating Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our Subsidiaries and Business Functions

ZYSL (BVI) was formed as the investment holding company of ZYSL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYCL (BVI) was formed as the investment holding company of ZYCL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYAL (BVI) was formed under the laws of the British Virgin Islands on January 7, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYTL (BVI) was formed under the laws of the British Virgin Islands on January 12, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYNL (BVI) was formed under the laws of the British Virgin Islands on January 20, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYPL (BVI) and ZYXL (BVI) were formed under the laws of the British Virgin Islands on July 14, 2022. Each of ZYXL (BVI) and ZYPL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYFL (BVI) and ZYIL (BVI) were formed under the laws of the British Virgin Islands on November 11, 2022. Each of ZYFL (BVI) and ZYIL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYSL was formed in accordance with laws and regulations of Hong Kong on April 22, 2015 with a registered capital of HKD 18,000,000 (approximately US$2.3 million). ZYSL is a limited liability corporation licensed with HKSFC to carry out regulated activities including Type 1 Dealing in Securities and Type 2 Dealing in Futures Contracts. It is a direct subsidiary of ZYSL (BVI) and an indirect subsidiary of TFGL.

ZYCL was established in accordance with laws and regulations of Hong Kong on September 29, 2016 with a registered capital of HKD 5,000,000 (approximately US$0.6 million). ZYCL is a limited liability corporation licensed with the HKSFC to carry out regulated activities Type 4 Advising on Securities, Type 5 Advising on Futures Contracts and Type 9 Asset Management. It is a direct subsidiary of ZYCL (BVI) and an indirect subsidiary of TFGL.

WIN100 TECH was formed under the laws of the British Virgin Islands on May 14, 2021. WIN100 TECH is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. It is a direct subsidiary of ZYTL (BVI) and an indirect subsidiary of TFGL.

WIN100 WEALTH was formed under the laws of the British Virgin Islands on July 21, 2021. WIN100 WEALTH borrowed $6 million from TGFL in the form of intra-company loans and invest such amount in financial products. It is a direct subsidiary of ZYIL (BVI) and an indirect subsidiary of TFGL.

Winrich was formed under the laws of Hong Kong on February 24, 2023. It does not engage in any material operation. We plan to apply the Money Lenders License in Hong Kong through Winrich. It is a direct subsidiary of ZYFL (BVI) and an indirect subsidiary of TFGL.

TOP 500 was formed under the laws of Australia on October 22, 2008. TOP 500 owns an Australian Financial Services License (AFSL: 328866). It does not have any material operation as of the date of this annual report. We plan to provide financial services in Australia that includes arranging or providing financial advice on financial products such as derivatives, foreign exchange contracts, stock and bond issuance etc. through TOP 500. It is a direct subsidiary of ZYAL (BVI) and an indirect subsidiary of TFGL.

TOP ASSET MANAGEMENT was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. We plan to register with the Monetary Authority of Singapore as a Registered Fund Management Company to carry out Fund Management services. It is a direct subsidiary of ZYXL (BVI) and an indirect subsidiary of TFGL.

TOP FINANCIAL was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. We plan to acquire the CMS license from the Monetary Authority of Singapore to carry out regulated activities in Dealing in Capital Market. It is a direct subsidiary of ZYPL (BVI) and an indirect subsidiary of TFGL.

Name Change

Effective July 13, 2022, the Company changed its name from “Zhong Yang Financial Group Limited” to “TOP Financial Group Limited”.

Business Overview

Our Operating Subsidiaries operate an online brokerage firm in Hong Kong specializing in the trading of local and overseas equities, futures, and options products. Our clients primarily reside in Asia and we are currently focusing on expanding our customer base to Southeast Asian investors. Our trading platforms, which our Operating Subsidiaries license from third parties, enable investors to trade approximately more than 100 futures products on multiple exchanges around the world including the member exchanges of Chicago Mercantile Exchange (CME), Hong Kong Futures Exchange (HKFE), The New York Mercantile Exchange (NYMEX), The Chicago Board of Trade (CBOT), The Commodity Exchange (COMEX), Eurex Exchange (EUREX), ICE Clear Europe Limited (ICEU), Singapore Exchange (SGX), Australia Securities Exchange (ASX), Bursa Malaysia Derivatives Berhad (BMD), and Osaka Exchange (OSE). Our continuous efforts focusing on offering value-added services and access to exchanges around the globe, compounded with user friendly experience, have enabled us to become one of the fast-growing online trading platforms for our clients. Our trading volume of futures contracts was 9.61 million trades in fiscal year 2021, 2.64 million trades in fiscal year 2022 and 2.97 million trades in fiscal year 2023. Our total registered customer number increased from 247 as of March 31, 2021 to 292 as of March 31, 2022 and further increased to 296 as of March 31, 2023. In fiscal year 2021, we had 49 revenue-generating accounts in total, including 33 accounts for futures trading and 16 accounts for securities trading. In fiscal year 2022, we had 74 revenue-generating accounts in total, including 16 accounts for futures trading, 15 accounts for securities trading, 34 accounts for structured notes subscriber services and 9 accounts for trading solution service. In fiscal year 2023, we had 34 revenue-generating accounts in total, including 12 accounts for futures trading, 12 accounts for securities trading, no account for structured notes subscriber services and 10 accounts for trading solution service.

Our Operating Subsidiaries conduct the futures and stock brokerage business through two trading platforms, Esunny for futures trading and 2Go for stock trading, both of which were licensed from third parties and can be easily accessed through our application, or APP, software, and websites. The two platforms are designed to empower our clients to enjoy a seamless, efficient, and secure trading platform. We offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, account management, and customer support. Given the importance of trading systems in our services, we strive to continuously enhance our IT infrastructure.

During the years ended March 31, 2023, 2022 and 2021, our Operating Subsidiaries provided futures brokerage services and other services (including stock brokerage, options brokerage, consulting services, currency exchange services, structured note subscriber services, margin financing services). We generate revenues primarily from brokerage fees we charge clients for executing and/or arranging the trades and transactions for them. Our revenues for the years ended March 31, 2023, 2022 and 2021 were US$9.7 million, US$7.8 million and US$16.9 million, respectively. The commissions on futures brokerage accounted for 44.6%, 54.9% and 95.1% of the total revenues for the years ended March 31, 2023, 2022 and 2021, respectively. Starting from the fiscal year 2022, our Operating Subsidiaries commenced trading solution services. Revenues from the trading solution services accounted for 45.3% and 42.3% of the total revenues for the fiscal year ended March 31, 2023 and 2022. Revenues from the structure note subscription fees accounted for 0%, 9.4% and 0.5% of the total revenues for the fiscal years ended March 31, 2023, 2022 and 2021, respectively. Our Operating Subsidiaries also provide other financial services including stock brokerage, options brokerage, consulting services, currency exchange services, and margin financing services to our clients. Revenues generated from stock brokerage, consulting services, and currency exchange services accounted for 3.0%, 3.6% and 1.6% of total revenues, during the fiscal years ended March 31, 2023, 2022 and 2021, respectively. We did not generate revenue from options trading services or margin financing services for the fiscal years 2023, 2022 and 2021. Our top five customers accounted for 43%, 77% and 92% of our total revenues for the years ended March 31, 2023, 2022 and 2021.

Our Operating Subsidiaries have achieved substantial growth since the launch of our operation of online brokerage services, as illustrated by the chart below which sets forth the number of future contracts we have executed from April 1, 2020 to March 31, 2023, organized by calendar quarter.

The number of futures contracts executed in each period depends on factors including, but not limited to, economic and political conditions, market conditions, pricing of futures contracts, and the clients’ risk appetite. By the end of 2019 to the first half of 2020, the Southeast Asian financial market faced a number of uncertainties such as the COVID-19 pandemic. Trading activities dropped which impacted our fiscal quarters ended December 31, 2019 and March 31, 2020. The trading activities recover and remain moderately stable from the fiscal quarter ended on June 30, 2020 to the fiscal quarter ended March 31, 2021. However, the travel restrictions in Hong Kong from time to time and the economic and financial impact brought about by the COVID-19 pandemic had caused a decrease in our customers’ disposable income and in their willingness to trade and make investments, and therefore had negatively affected our results of operation since the fiscal quarter ended June 30, 2021. Given the uncertainties surrounding the duration and the impact of the COVID-19 pandemic, we continue to closely monitor the impact and navigate the significant challenges created by the COVID-19 pandemic.

We intend to leverage our competitive strengths to sustain and grow our business, namely, to provide our clients with fast and reliable access to the financial market through our personalized client services and efficient organizational structure. In particular, we plan to expand our services offering and continue integrating value-added services, including CFD products and services and asset management services.

Corporate Information

Our principal executive offices are located at Flat 1101, 118 Connaught Road West, Hong Kong. Our telephone number at this address is +852 3107 0731. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www. ZYFGL.com. The information contained on our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The trading price of our ordinary shares experienced substantial price fluctuations in April and May 2023. On May 11, 2023 the SEC ordered a 10-day trading suspension of our ordinary shares. A repeat suspension could occur. Because our ordinary shares has at times been thinly traded, our ordinary shares may continue to experience price volatility and low liquidity, which could result in substantial losses to investors.

The trading price of our ordinary shares experienced substantial price fluctuations in April and May 2023, during which time the highest and lowest closing prices were US$108.21 and US$4.53 per ordinary share, respectively. On May 11, 2023, the SEC ordered a 10-day trading suspension of the Company’s ordinary shares, due to “recent, unusual, and unexplained market activity raising concerns regarding the adequacy and accuracy of publicly-available information, in light of disclosures made concerning TOP’s financial condition and scope of operations.” The trading suspension ended on May 26, 2023. In addition, the daily trading volume of our ordinary shares has at times been relatively low. If this continues to occur in the future, persons buying or selling in relatively small quantities may easily influence the price of our ordinary shares. This low volume of trades could also cause the price of our ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our ordinary shares. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. Furthermore, the volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price, our company’s financial performance, public image, and negatively affect the long-term liquidity of our ordinary shares, regardless of our actual or expected operating performance. A decline in the market price of our ordinary shares also could adversely affect our ability to issue additional ordinary shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our ordinary shares will develop or be sustained. If an active market does not develop, holders of our ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The sale of a substantial amount of our ordinary shares and/or securities that are exercisable or convertible into out ordinary shares could adversely affect the prevailing market price of our ordinary shares.

We are registering the sale of ordinary shares and other securities with an aggregate offering price of $300,000,000 and may issue ordinary shares or other equity or debt securities that are exercisable or convertible into ordinary shares pursuant to this prospectus or the applicable prospectus supplement. Furthermore, in the future, we may issue additional ordinary shares or other securities in connection with financing, equity incentive plans, strategic business acquisition, or otherwise. Sales of substantial amounts of our ordinary shares in the public market, or the perception that such sales might occur, could result in substantial dilution to our existing shareholders and could adversely affect the market price of our ordinary shares.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF ORDINARY SHARES

TOP Financial Group Ltd is an exempted company incorporated under the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Islands Companies Act”). As of the date of this prospectus, we are authorized to issue 150,000,000 ordinary shares of $0.001 par value per share. As of June 30, 2023, there are 35,007,233 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Cayman Islands Companies Act, insofar as they relate to the material terms of our ordinary shares. Copies of our amended and restated memorandum and articles of association are filed as exhibits to the most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.

General

As of the date of this prospectus, under our amended and restated memorandum of association, we are authorized to issue 150,000,000 ordinary shares of $0.001 par value per share. As of June 30, 2023, there are 35,007,233 ordinary shares issued and outstanding.

Each ordinary share in the Company confers upon the shareholder:

●	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

●	the right to an equal share in any dividend paid by the Company; and

●	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Act and our amended and restated memorandum and articles of association.

Shareholders’ voting rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Election of directors

We may appoint directors by a resolution of shareholders passed by a simple majority of the votes or by resolution of the directors.

Meetings of shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our amended and restated memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares,  all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “TOP”. On September 20, 2023, the last reported sale price per share for our ordinary shares on the Nasdaq Capital Market as reported was $5.40.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of TOP Financial Group Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of TOP Financial Group Limited, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of TOP Financial Group Limited; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades  or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Tax Considerations” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$33,060
Financial Industry Regulatory Authority fee		$45,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since March 31, 2023.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended March 31, 2023 and 2022, incorporated by reference in this prospectus have been so included in reliance on the report of YCM CPA Inc., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of YCM CPA Inc. is located at 2400 Barranca Pkwy, Ste 300, Irvine, CA 92606.

The consolidated financial statements for the year ended March 31, 2021, incorporated by reference in this prospectus have been so included in reliance on the report of Friedman LLP an independent registered public accounting firm, given on their authority as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, two of our seven directors and officers are nationals and/or residents of the United States. The other five of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against us or them, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

TOP Financial Group Ltd has appointed Cogency Global Inc. as the agent to receive service of process with respect to any action brought against us under the securities laws of the United States. Cogency Global Inc. will be engaged by the officers and directors who are residents of a foreign country to accept service for any action under the civil liability provisions of the U.S. federal securities laws against such officers and directors.

We have been advised by our counsel as to Cayman Islands law that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by our counsel as to Cayman Islands law that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2023, filed with the SEC on June 30, 2023;

●	our report of foreign private issuer on Form 6-K, furnished to the SEC on June 30, 2023;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on May 25, 2022, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

TOP Financial Group Limited

118 Connaught Road West

Room 1101

+852-3107-0731

ir@zyzq.com.hk

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

2,000,000 ordinary shares

Warrants to purchase up to 2,000,000 ordinary shares

Up to 2,000,000 ordinary shares issuable upon exercise of Warrants

TOP Financial Group Limited

Prospectus Supplement

Placement Agent

Univest Securities LLC

February 11, 2024